                                                                    Exhibit  2.3


                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     This Agreement of Merger (this "Agreement") is entered into effective as of October 31, 1999, (the "Effective Date") by and between the following Texas limited liability companies: Hemo Dialysis of Amarillo, LLC, Dialysis Specialists of South Texas, LLC, Amarillo Acute Dialysis Specialists, LLC and Dialysis Specialists of Corpus Christi, LLC (collectively, the "Constituent Entities") and North Buckner Dialysis Center, Inc., a Delaware corporation (the "Surviving Corporation").

     WHEREAS, the parties hereto deem that the purposes and objectives of the Constituent Entities and the Surviving Corporation may be effectively achieved and promoted within a single corporate structure; and

     WHEREAS, in order to accomplish this objective, the parties now desire to merge the Constituent Entities with and into the Surviving Corporation (the "Merger") on the terms and conditions hereinafter set forth and in accordance with the provisions of (S)264 of the Delaware General Corporation Law (the "DGCL") and the provisions of (S)10.02 of the Texas Limited Liability Company Act (the "TLLCA");

     NOW THEREFORE, BE IT RESOLVED, that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                   ---------

                                Terms of Merger
                                ---------------

     The Constituent Entities shall be merged into the Surviving Corporation in a statutory merger in accordance with the DGCL, the TLLCA and the terms of this Agreement.


                                  ARTICLE II
                                  ----------

                               Effect of Merger
                               ----------------

     Upon the Effective Date:

     (1) the Constituent Entities and the Surviving Corporation shall be a single corporation;

     (2) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of each of the Constituent Entities, and all property, real, personal and mixed, and debts due on whatever account, and every other interest belonging to or due to each of the Constituent Entities (including, but not limited to, liability for any fees or franchise taxes due and owing to the Secretary of State of the State of Texas as of the Effective date) shall be deemed to be transferred to and vested in the Surviving Corporation, without further act, deed or transfer;
     (3) the Surviving Corporation shall thenceforth be responsible for and subject to all of the debts, liabilities and obligations of each of the Constituent Entities in the same manner as if the Surviving Corporation had itself incurred them;
     (4) any claim, existing action, or proceeding pending by or against any of the Constituent Entities may be prosecuted to judgment by the Surviving Corporation; and
     (5) neither the rights of creditors nor any liens upon the property of either of the Constituent Entities shall be impaired by the Merger.


                                  ARTICLE III
                                  -----------

                     Manner and Basis of Converting Shares
                     -------------------------------------

     The manner and basis of converting the membership interests of the Constituent Entities into the shares or other securities of the Surviving Corporation shall be as follows: upon the Effective Date, all of the membership interests of the Constituent Entities shall then be immediately canceled and shall cease to exist and the outstanding shares of the Surviving Corporation shall remain in effect.

                                  ARTICLE IV
                                  ----------

Certificate of Incorporation, By-laws, Directors and Officers of the Surviving
------------------------------------------------------------------------------
                                  Corporation
                                  -----------

     The Certificate of Incorporation and By-laws (collectively, the "Charter Documents") of the Surviving Corporation in effect on the Effective Date shall be the Charter Documents of the Surviving Corporation until duly amended or changed in accordance with their internal provisions and those of the DGCL.

     The directors and officers of the Surviving Corporation on the Effective Date will continue as directors and officers of the Surviving Corporation until their successors have been duly elected and qualified pursuant to the Charter Documents.

                                   ARTICLE V
                                   ---------

                                 Miscellaneous
                                 -------------

     The parties hereto each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances, and to take all such further action, including, without limitation, the execution and filing of such instruments in the States of Delaware and Texas and any other State as should be necessary or desirable to carry out this Agreement and to consummate and effect the Merger.

     This Agreement shall be governed by and construed in accordance with the laws of Illinois.



               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Surviving Corporation and the Constituent Entities have each caused this Agreement to be effective as of the day and the year first written above.


                         North Buckner Dialysis Center, Inc.
                         Hemo Dialysis of Amarillo, LLC
                         Dialysis Specialists of South Texas LLC
                         Amarillo Acute Dialysis Specialists, LLC
                         Dialysis Specialists of Corpus Christi, LLC


                         By:/S/ Lawrence D. Damron
                            ----------------------------------------------------
                            Lawrence D. Damron, Chief Financial Officer of the Surviving Corporation and of Home Dialysis of America, Inc., the sole member of each of the Constituent Entities

                                                                       Exhibit A
                                                                       ---------

                      CERTIFICATE AND ARTICLES OF MERGER


     The undersigned entities hereby certify:

     FIRST: That the name and jurisdiction of incorporation of each of the constituent entities to the Merger (as defined below) are as follows:

                                                                 Jurisdiction  of
                          Name                                   Incorporation               Type of Entity
                          ----                                   -------------              -------------
North Buckner Dialysis Center, Inc. ("N. Buckner")               Delaware                   corporation

Hemo Dialysis of Amarillo, LLC ("Hemo")                          Texas                      limited liability
                                                                                            company

Dialysis Specialists of South Texas, LLC ("DSST")                Texas                      limited liability
                                                                                            company

Amarillo Acute Dialysis Specialists, LLC                         Texas                      limited liability
("Amarillo")                                                                               company

Dialysis Specialists of Corpus Christi, LLC                      Texas                      limited   liability
("Corpus")                                                                                  company

     SECOND: That immediately prior to the effectiveness of this certificate of merger (this "Certificate"), the sole stockholder of N. Buckner and the sole member of each of Hemo, DSST, Amarillo and Corpus is Home Dialysis of America, Inc., an Arizona corporation ("HDA"), and that HDA shall remain the sole stockholder of N. Buckner immediately following the effectiveness of this Certificate.

     THIRD: That an Agreement and Plan of Merger (the "Agreement") between the constituent entities to the Merger (the "Parties") has been approved, adopted, certified, executed and acknowledged by the Parties in accordance with the requirements of the Delaware General Corporation Law, the Texas Limited Liability Company Act (the "TLLCA") and the internal documents of the Parties. In accordance with the TLLCA, a copy of the Agreement is attached hereto as Exhibit A for filing with the Secretary of State of the State of Texas.
---------

     FOURTH: That pursuant to the Agreement, Hemo, DSST, Amarillo and Corpus shall merge with and into N. Buckner (the "Merger") and that N. Buckner shall survive the Merger.

     FIFTH: That the name N. Buckner upon consummation of the Merger shall remain "North Buckner Dialysis Center, Inc."

     SIXTH:    That the Certificate of Incorporation of N. Buckner, shall be the
Certificate of Incorporation of the surviving corporation.

     SEVENTH:  That an executed copy of the Agreement is on file at an office of
N. Buckner, the address of which is c/o Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661.

     EIGHTH:   That a copy of the Agreement has been furnished by N. Buckner to
HDA, the sole stockholder of N. Buckner and the sole member of the other constituent entities to the Merger. If HDA desires, an additional copy of the Agreement will be supplied to it upon request without cost.

     NINTH:    The membership interests of each of Hemo, DSST, Amarillo and
Corpus shall be immediately cancelled upon the effectiveness of this Certificate and shall cease to exist, and the outstanding shares of N. Buckner shall remain in effect.

     TENTH:    That this Certificate shall be effective on October 31, 1999.



               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on October __, 1999.



                              North Buckner Dialysis Center, Inc.
                              Hemo Dialysis of Amarillo, LLC
                              Dialysis Specialists of South Texas LLC
                              Amarillo Acute Dialysis Specialists, LLC
                              Dialysis Specialists of Corpus Christi, LLC


                              /s/ Lawrence D. Damron
                              ------------------------------------------------
                              By: Lawrence D. Damron, Chief Financial Officer of
                              N. Buckner and of Home Dialysis of America, Inc., the sole member of each of Hemo, DSST, Amarillo and Corpus